UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2025 (May 21, 2025)

DoubleVerify Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40349	82-2714562
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

462 Broadway
New York, New York	10013
(Address of principal executive offices)	(Zip Code)

(212) 631-2111

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.001 per share	DV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.Submission of Matter to a Vote of Security Holders.

On May 21, 2025, DoubleVerify Holdings, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). The proposals considered at the Annual Meeting are more fully described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 10, 2025. The final voting results for each of the proposals submitted to a vote of the stockholders are set forth below.

Proposal 1. The stockholders elected all of the nominees for election as Class I directors for a three-year term ending at the 2028 Annual Meeting of Stockholders, by the following vote:

Name of Directors Elected	For	Withheld	Broker Non-Vote
Laura B. Desmond	122,886,601	13,980,614	11,302,718
Rosie Perez	134,684,332	2,182,883	11,302,718

Proposal 2. The stockholders elected to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, by the following vote:

For	Against	Abstain	Broker Non-Vote
134,130,092	2,710,253	26,870	11,302,718

Proposal 3. The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, by the following vote:

For	Against	Abstain
148,008,348	130,236	31,349

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUBLEVERIFY HOLDINGS, INC.

	By:	/s/ Andrew E. Grimmig
		Name:	Andrew E. Grimmig
		Title:	Chief Legal Officer and Secretary
Date: May 22, 2025